Designated Filer:	Robert Webster
Issuer & Ticker Symbol:	Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:	April 30, 2018

JOINT FILERS’ SIGNATURES
TWIN HAVEN CAPITAL PARTNERS, L.L.C.

By:	/s/ Paul Mellinger		Date: May 2, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS III, L.L.C.

By:	/s/ Paul Mellinger		Date: May 2, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS IV, L.L.C.

By:	/s/ Paul Mellinger		Date: May 2, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES FUND III, L.P.

By:	/s/ Paul Mellinger		Date: May 2, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES FUND IV, L.P.

By:	/s/ Paul Mellinger		Date: May 2, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

Designated Filer:	Robert Webster
Issuer & Ticker Symbol:	Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:	April 30, 2018

PAUL MELLINGER

By:	/s/ Paul Mellinger		Date: May 2, 2018
	Name:	Paul Mellinger